                                CONSENT TO ASSIGNMENT

         The Taj, a California limited partnership, as Lessor, and the Bank of America National Trust and Savings Association, as Lessee, are parties to a Lease dated as of July 21, 1972, as amended (the "Lease"). The Lessor pursuant to a Consent to Sublease dated May 4, 1994 previously consented to the Sublease dated March 31, 1994, by and between the Lessee and Independence One Bank of California, F.S.B., as Subtenant. The Subtenant desires to assign to Southern California Bank ("Assignee") all of its rights, title and interest in the Sublease. The Lessor hereby consents to the assignment of the Sublease to Assignee on the following terms and conditions:

         1. The Consent shall not be construed in any manner to modify, waive or affect any of the terms, covenants, conditions or agreements contained in the Lease;

         2. This Consent shall not be construed as a consent by the Lessor to, or as permitting, any other or further subletting or assignment by Lessee, Subtenant or Assignee.

         3. Lessee shall not be released from, and Lessee shall be and remain liable for, the performance and observance of all the terms, covenants, conditions, and agreements contained in the Lease.

         4. Although a duplicate original of the Sublease and the Assignment and Assumption of Sublease has been delivered to the Lessor for its information, Lessor is not a party to these documents and is not bound by the provisions of these documents, nor shall Lessor, either by receipt thereof or by the making of this Consent, be deemed to have approved any of such provisions contained in said documents; however, any modification or amendment to the Sublease or Assignment and Assumption of Sublease without the prior written consent of Lessor in each instance, shall be deemed a default under the Lease.

         5. Prior to the Assignee making any alterations and improvements to the Premises, Assignee shall provide to Lessor for Lessor's approval, which approval shall not be unreasonably withheld the following documents: (a) all construction plans for Assignee's alterations and improvements to the Premises; (b) copy of all building permits from the City of Laguna Hills; (c) copies of all contractor's building contracts; (d) copies of all contractor's insurance certificates; (e) contractor's asbestos disclaimer form in form reasonably acceptable to Lessor; (f) copies of the contractor's schedule and work rules; (g) copies of all demolition permits and trash removal permits and contracts;
              (h) delivery at completion of the alterations or improvements "as built" plans of the electrical, HVAC, and plumbing systems; and
              (i) copies of the certificate of occupancy for the Premises and building permit Inspections.

         6. If any provisions of this Consent shall be at variance with provisions of the Lease, Sublease or Assignment, the provisions of this Consent shall prevail. This Consent shall not be changed orally but only by an agreement in writing signed by the party against whom the enforcement of such change is sought.

         7. The Lessee represents and warrants that no other consents to the assignment of the Sublease are required, including, without limitation, the consent of any lender on the property.

         8. Lessee, Subtenant and Assignee acknowledge and agree to the terms of this Consent. Furthermore, Lessee, Subtenant and Assignee acknowledge that certain areas in the Premises may have sprayed on asbestos fire proofing on the structural steel and duct insulation and that Lessor has retained independent consultants to test the air quality of the Premises. Lessee, Subtenant and Assignee acknowledge that the mere presence of asbestos-containing materials does not necessarily constitute a health hazard, however, Lessee, Subtenant and Assignee agree that during the performance of any alterations or improvements no the Premises by Lessee, Subtenant or Assignee that if asbestos is encountered such asbestos must be controlled by Lessee, Subtenant and/or Assignee and dealt with by Lessee, Subtenant and/or Assignee in accordance with federal, state and local laws and regulations. Lessee and Subtenant will notify Assignee and cause Assignee to notify any contractor employed to work on the Premises of the potential for encountering asbestos during the rendition of alterations and improvements, so that such contractor will take proper precautions to inform their employees so that if encountered, such asbestos shall be dealt with as required by applicable laws by the Assignee and its contractor.

         9. Lessee, Subtenant and Assignee agree to indemnify, hold harmless, and defend Lessor from any and all claims or causes of action, damages, personal injuries, death, or losses of any nature caused by the exposure, disturbance, and/or removal of any and all asbestos encountered by Lessee, Subtenant, Assignee or their contractors during the rendition of alterations and improvements to the Premises.

Dated this 12th day of May, 1995.


LESSOR:                                LESSEE:

THE TAJ,                               BANK OF AMERICA NATIONAL
a California limited partnership       TRUST AND SAVINGS
                                       ASSOCIATION


By:  Fond du Lac Plaza No. 1, Inc.     By: s/Mark Friedman/
      General Partner                      ------------------------
                                           Mark Friedman



By:  s/Thomas C. Bernachi/             By: s/Steve Shisashi/
    -----------------------------          -------------------------
     Thomas C. Bernachi                    Steve Shisashi
     Vice President


ASSIGNEE:                                  SUBTENANT

SOUTHERN CALIFORNIA BANK                   INDEPENDENCE ONE BANK OF
                                           CALIFORNIA, F.S.B.



By:                                    By: s/Debbie McNeilly/
   --------------------------              -------------------------
   Executive (Vice) President              (Vice President)

                                       SUBLEASE

                                     (LSN 715680)

         This Sublease is made this 31st day of March, 1994 by and between Bank of America National Trust and Savings Association, a national banking association ("Sublandlord") and Independence One Bank of California, a federal savings bank ("Subtenant").

                                     WITNESSETH:

1.  RECITALS.  This Sublease is made with reference to the following facts:

    1.1 Atlantic Company and the Estate of Rudy Bruner, a general partnership ("Atlantic"), as lessor and Sublandlord as lessee entered into a written lease dated July 21, 1972, a copy of which is attached hereto as Exhibit A ("Master Lease") covering premises described on page 1 of the Master Lease. The Master Lease was amended by an Addendum to Lease dated September 1, 1978 between Sublandlord and Ronda Valencia Company, a limited partnership, as successor in interest to Atlantic. The Addendum to Lease is included in reference to the lease.

    1.2 Subtenant desires to sublet a portion of the premises described in the Master Lease (the "Premises") from Sublandlord on the terms and conditions contained in this Sublease.

2.  BASIC SUBLEASE PROVISIONS.

    2.1  Building:                     24061 Calle de la Plata
                                       Laguna Hills, California

         Floor(s):                     Ground Floor, Basement
                                       and Drive-up Kiosk

         The Premises are more fully described on Exhibit B attached hereto.

2.2 Area of Premises: approximately 9,495 useable square feet.

2.3 Subtenant's Percentage Share: Subtenant will pay 59.2% of all operating expenses and taxes and assessments payable by Sublandlord under Article 4 of the Master Lease ("Operating Expenses and Taxes"). In the event the area of the Premises are measured and the result is greater or less than the area indicated in Paragraph 2.2, Subtenant's Percentage Share shall be adjusted accordingly. Subtenant shall not be responsible for any Operating Expenses and Taxes or common area charges for the basement area of the premises.

2.4 Commencement Date:  April l, 1994.

2.5 Expiration Date:  August 31, 2002.

2.6 Basic Monthly Rent: $7,520, adjusted as set forth in Paragraph 2.10. All rent shall be paid without demand, deduction, set-off or counter claim, in advance, on the first day of each calendar month during the term of this Sublease, and in the event of a partial rental month, rent shall be prorated on the basis of a thirty (30) day month. Sublandlord agrees that Basic Monthly Rent shall be abated through December 31, 1994, such abatement to be conditioned upon the performance by Subtenant of all of its obligations under this Sublease. In the event of any breach of this Sublease by Subtenant at any time during the term hereof, all amounts abated hereunder shall be due and payable together with all other amounts payable to Sublandlord in the event of such breach by Subtenant. The foregoing rental abatement shall apply only to Basic Monthly Rent and not to Operating Expenses and Taxes and any other charges hereunder all of which shall be payable commencing on the Commencement Date.

2.7 Permitted Use: General banking purposes and related financial businesses permitted by law, but for no other business or purpose without the consent of Sublandlord which consent shall not be unreasonably withheld.

2.8 Subtenant Improvement Allowance: $90,000. The Subtenant Improvement Allowance will be used to construct certain tenant improvements in the Premises ("Subtenant Improvements"). Construction of Subtenant Improvements shall be performed by Subtenant at Subtenant's sole cost and expense. Prior to commencing construction, Subtenant shall submit to Sublandlord, and Sublandlord shall have the right to approve, which approval shall not be unreasonably withheld the final plans for the Subtenant Improvements. The Subtenant Improvement Allowance will be paid to Subtenant following completion of the work as evidenced a certificate of occupancy and upon submission to Sublandlord of invoices for the work and final lien releases from all contractors involved in the construction of Subtenant Improvements.

2.9 Late Charges: The parties agree that late payments by Subtenant to Sublandlord of rent will cause Sublandlord to incur costs not contemplated by this Sublease, the amount of which is extremely difficult to ascertain. Therefore, the parties agree that if any installment of Basic Monthly Rent or Operating Expenses and Taxes is not received by Sublandlord within 10 days after due, Subtenant will pay to Sublandlord a late charge equal to five percent (5%) of the late payment.

2.10  Rental Adjustments:

      ADJUSTMENT DATE          ADJUSTED BASIC MONTHLY RENT
      ---------------          ---------------------------
      April 1, 1996            $7,820.80
      April 1, 1997            $8,133.63
      April 1, 1998            $8,458.98
      April 1, 1999            $8,797.34
      April 1, 2000            $9,149.23
      April 1, 2001            $9,515.20
      April 1, 2002            $9,895.81

2.11 Options to Extend: None, however, Sublandlord agrees not to exercise any option to extend the lease term under the Master Lease.

2.12  Intentionally Omitted.

2.13 Acceptance of Premises: Subtenant agrees to accept the Premises in an "as is" condition. Without limiting the foregoing, Subtenant's rights in the Premises are subject to all local, state and federal laws, regulations and ordinances governing and regulating the use and occupancy of the Premises and subject to all matters now or hereafter of record. Subtenant acknowledges that neither Sublandlord nor Sublandlord's agent has made any representation or warranty as to:

         (i) the present or future suitability of the Premises for the conduct of Subtenant's business;

         (ii) the physical condition of the Premises;

         (iii) the expenses of operation of the Premises;

         (iv) the safety of the Premises, whether for the use of Subtenant or any other person, including Subtenant's employees, agents, invitees or customers;

         (v) the compliance of the Premises with any applicable laws, regulations or ordinances; or

         (vi) any other matter or thing affecting or related to the Premises.

Subtenant acknowledges that no rights, easements or licenses are acquired by Subtenant by implication or otherwise except as expressly set forth herein. Subtenant shall, prior to delivery of possession of the Premises, inspect the Premises and become thoroughly acquainted with their condition. Subtenant acknowledges that the taking of possession of the Premises by Subtenant shall be conclusive evidence that at the time such possession was taken, the Premises were in good and satisfactory condition, except for any defects incapable of detection through inspection. Subtenant further agrees that, in the event Subtenant subleases all or any portion of the Premises, Subtenant will indemnify and defend Sublandlord (in accordance with PARAGRAPH 9 hereof) for, from and against any matters which arise as a result of Subtenant's failure to disclose any relevant information about the Building or the Premises to any subtenant or assignee. Subtenant shall comply with all laws and regulations relating to the use or occupancy of the Premises and to the common areas, including, without limitation, making structural alterations or providing auxiliary aids and services to the Premises as required by the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 ET SEQ. (the "ADA").
Subtenant further agrees that all telephone and other communication installation and use requirements shall be compatible with the Building and that Subtenant shall be solely responsible for all of its telephone and communication installation and usage costs.

2.14     Intentionally omitted.

2.15     Intentionally omitted.

2.16     Address for payment of rent and notices:

         Sublandlord:                 Subtenant:

         For Notices:

         Bank of America N&SA          Independence One Bank of
         20 N. Raymond Avenue          California
         Third Floor                   26722 Plaza Drive, Suite 120
         Pasadena, CA 91103-3931       Mission Viejo, CA 92691
         Attn: Real Estate             Attn: Debbie McNeilly
               Manager                 Tel: (714) 348-8200
         Tel: (818) 578-7700           Fax: (714) 367-4080
         Fax: (818) 578-7779

         For Payment of Rent:

         Bank of America NT&SA
         Corporate Accounting
         File Box 6709
         Post Office Box 60000
         San Francisco, CA 94160

2.17     Security Deposit: None.

2.18     Broker: Linda Crowley & Associates

3. INCORPORATION BY REFERENCE; ASSUMPTION. All of the Articles of the Master Lease are incorporated into this Sublease as if fully set forth in this Sublease except for the following Articles and Sections: Article 2, Section 3.1, Section 3.2, Article 5, Section 8.1, Section 8.4, Article 19, Article 20, Article 23.

Where applicable, references in the Master Lease to Lessor shall mean Sublandlord and to Lessee shall mean Subtenant.

    3.1 If any provisions of this Sublease conflict with any portion of the Master Lease as incorporated herein, the terms of this Sublease shall govern.

    3.2 Subtenant shall assume and perform to Sublandlord the Lessee's obligations under the Master Lease provisions to the extent that the provisions are applicable to the Premises. Subtenant shall pay to Sublandlord Subtenant's Percentage Share of Operating Expenses and Taxes and any other sums payable by Sublandlord under the Master Lease not later than ten (10) days prior to the date any such amounts are due and payable by Sublandlord.

    3.3 Sublandlord does not assume the obligations of the Master Landlord under the Master Lease.

    3.4 With respect to work, services, repairs, repainting, restoration, the provision of utilities, elevator or HVAC services, or the performance of other obligations required of Master Landlord under the Master Lease, Sublandlord's sole obligation with respect thereto shall be to request the same, on request in writing by Subtenant, and to use reasonable efforts to obtain the same from Master Landlord; provided, however, Sublandlord shall have no obligation to institute legal action against Master Landlord. Subtenant shall cooperate with Sublandlord as may be required to obtain from Master Landlord any such work, services, repairs, repainting restoration, the provision of utilities, elevator or HVAC services, or the performance of any of Master Landlord's other obligations under the Master Lease.

4. SUBTENANT'S PERFORMANCE UNDER MASTER LEASE. At any time and on reasonable prior notice to Subtenant, Sublandlord can elect to require Subtenant to perform Subtenant's obligations under this Sublease directly to Master Landlord, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications it shall send to and receive from Master Landlord.

5. COVENANT OF QUIET ENJOYMENT. "Actual Knowledge" of Sublandlord means the actual knowledge of Patricia Morris without having conducted any independent inquiry or inspection. Sublandlord represents that the Master Lease is in full force and effect and that there are no defaults on Sublandlord's or, to Sublandlord's Actual Knowledge, Master Landlord's part under it as of the Commencement Date set forth in PARAGRAPH 2.4 above. Sublandlord has no Actual Knowledge of any governmental violations, citations, claims, lawsuits or investigations concerning the Premises. Subject to this Sublease terminating as provided in Articles 12 and 13 of the Master Lease, Sublandlord represents that if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant shall have and enjoy throughout the term of this Sublease the quiet and undisturbed possession of the Premises. Sublandlord shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Subtenant with this Sublease and the Master Lease and to permit Sublandlord to perform its obligations under this Sublease and the Master Lease.

6.  MASTER LEASE.

    6.1 Subtenant shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved by or vested in Master Landlord.

    6.2 If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease excepting obligations which have accrued as of the date of termination; except that if this Sublease terminates as a result of a default of one of the parties under this Sublease or the Master Lease, the defaulting party shall be liable to the non-defaulting party for all damage suffered by the non-defaulting party as a result of the termination.

7. HAZARDOUS SUBSTANCES. For the purposes of this Sublease, the following terms have the following meanings:

         (a) "Environmental Laws" means any and all laws, statutes, ordinances or regulations pertaining to health, industrial hygiene or the environment including, without limitation, CERCLA (Comprehensive Environmental Response Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).

         (b) "Hazardous Substances" means asbestos or any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated under any federal, state or local law, regulation or ordinance.

    7.1 Sublandlord and Subtenant understand, acknowledge and agree that various materials may have been used in the construction of the property of which the Premises are a part, in the construction of any improvements to such property; and which materials may have contained materials that may have been or may in the future be determined to be toxic, hazardous or undesirable and may need to be specially treated, specially handled and/or removed from the property. (For example, some electrical transformers and other electrical components contain PCB and asbestos has been used in a wide variety of building components, such as fire-proofing, air duct insulation, acoustical tiling, spray-on acoustical materials, linoleum, floor tiling and plaster.) Due to current or prior uses, the property of which the Premises are a part, or the improvements thereto, may contain materials such as metal, minerals, chemicals, hydrocarbons, biological or radioactive materials and other substances which are considered, or may in the future may be determined to be toxic waste, hazardous materials or undesirable substances. Such substances may be in, above or below ground containers on the property of which the Premises are a part, or may be present on or in soils, water, building components or other portions of the property, in areas that may or may not be accessible or noticeable.

         Current and/or future federal, state and local regulations may require the clean-up of such toxic, hazardous or undesirable materials at the expense of those persons who in the past, present, or future have had an interest in the property of which the Premises are a part, including, but limited to, current past and future owners and users of an such property.

         The Parties acknowledge that previous users or owners of the Premises, or the property may have used, generated, manufactured, produced, transported, stored or disposed of, on, under or above the property, or may have transported to or from the property Hazardous Substances.

    7.2 At its own expense, Subtenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Subtenant's use of the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Environmental Laws, Subtenant will cause any and all Hazardous Substances to be removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal. Subtenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Substances in, on, under or about the Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the term of this Sublease, Subtenant will cause all Hazardous Substances placed on, under or about the Premises by Subtenant or at Subtenant's direction to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws. Subtenant will not take any remedial action in response to the presence of any Hazardous Substances in or about the Premises or any building, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Premises without first notifying Master Landlord and Sublandlord of Subtenant's intention to do so and affording Master Landlord and Sublandlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Master Landlord's and Sublandlord's interests with respect thereto.

8. ARTWORK. Subtenant will not install any artwork of any nature in the Premises which cannot be removed without damage or destruction to the Artwork. Subtenant may not alter or modify any piece of artwork within the Premises without Sublandlord's express written consent, which Sublandlord may withhold in its sole discretion.

9. INDEMNITY. Subtenant will indemnify, defend (by counsel reasonably acceptable to Sublandlord), protect and hold Sublandlord harmless from and against any and all liabilities, claims, demands, losses, damages, costs and expenses (including attorneys' fees and the allocated costs of Sublandlord's in-house attorneys) arising out of or relating to (i) the death of or injury to any person, or damage to any property whatsoever, on or about the Premises; or
(ii) Subtenant's breach or default under this Sublease (including, without limitation, Subtenant's breach of PARAGRAPH 7 above) or, to the extent incorporated herein, the Master Lease. Sublandlord will indemnify, defend, protect and hold Subtenant harmless from and against any and all claims, demands, losses, damages, costs and expenses, (including attorneys' fees and the allocated costs of Subtenant's in-house attorneys) arising out of or relating to the death or injury to any person, or damage to any property on or about the Premises, caused by the willful misconduct or gross negligence of Sublandlord.

10. ATTORNEYS' FEES. If there is any legal or arbitration action or proceeding between Sublandlord and Subtenant to enforce or interpret any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees (including allocated costs of the parties' in-house attorneys) incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney's fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

11. NO ENCUMBRANCE. Subtenant or Sublandlord shall not voluntarily, involuntarily or by operation of law mortgage or otherwise encumber all or any part of Subtenant's interest in the Sublease or the Premises.

12. ASSIGNMENT AND SUBLETTING.

    12.1 Subtenant shall not voluntarily, involuntarily or by operation of law assign this Sublease or any interest therein and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, without first obtaining the written consent of Sublandlord, which consent shall not be unreasonably withheld. The transfer of more than a fifty percent partnership interest in Subtenant, if Subtenant is a partnership, or more than fifty percent of the stock of Subtenant, if Subtenant is a corporation, to any entity other than a parent, sister company or subsidiary of Subtenant, shall be deemed to be an assignment for purposes of this PARAGRAPH 12. Determining whether or not to consent to the proposed assignment or subletting, Sublandlord may consider among other factors:

         (i) whether the proposed sublessee or assignee has a net worth equal to or greater than Subtenant;

         (ii) whether the proposed use of the Premises by the proposed sublessee or assignee is consistent with PARAGRAPH 2.7;

         (iii) whether the experience and business reputation of the proposed sublessee or assignee is equal to or greater than Subtenant; and

         (iv) whether Sublandlord's consent will result in a breach of the Master Lease or any other lease or agreement to which Sublandlord is a party affecting the Building or Premises.

    12.2 Any attempted assignment or subletting, without Sublandlord's consent shall be null and void and of no effect.

No permitted assignment or subletting of Subtenant's interest in this Sublease, shall relieve Subtenant of its obligations to pay the rent or other sum or charge due hereunder and to perform all the other obligations to be performed by Subtenant hereunder. The acceptance of rent by Sublandlord from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any subletting or assignment. Consent to one sublease or assignment shall not be deemed to constitute consent to any subsequent attempted subletting or assignment.

    12.3 Within ten (10) days following the date received by Subtenant from any assignee or sublessee, Subtenant shall pay to Sublandlord as additional rent, one hundred percent (100%) of the amount by which the rent payable by such assignee or sublessee to Subtenant exceeds the rent payable by Subtenant to Sublandlord under this Sublease until the rent paid by Subtenant to Sublandlord equals the amount paid by Sublandlord to Master Landlord under the Master Lease and thereafter, fifty percent (50%) of the amount by which the rent payable by such assignee or sublessee to Subtenant throughout the term exceeds the rent paid by Subtenant to Sublandlord under this Sublease. By way of example, if during a year of the term the annual rent under the Master Lease is $12 per square foot, the rent under the Sublease is $10 per square foot, and the rent under such subsublease is $14 per square foot, of the $14 per square foot paid to Subtenant by its subsublessee, $13 per square foot will be paid by Subtenant to Sublandlord hereunder. If Subtenant receives a lump sum payment in connection with an assignment, such amount shall be allocated between Subtenant and Sublandlord, in the same manner taking into account the total rents payable during the remaining terms of the Master Lease and Sublease.

         The foregoing is a freely negotiated arrangement between Subtenant and Sublandlord respecting the allocation of appreciated rents. This covenant shall survive the expiration of the term of this Sublease. Notwithstanding the foregoing, Subtenant shall not be obligated to pay Sublandlord any portion of such appreciated rentals until Subtenant has recovered any costs it has reasonably incurred in connection with the subletting of the Premises to any third party broker or for improvements to the Premises. Any such costs to be deducted from appreciated rents shall be submitted to Sublandlord and shall be subject to Sublandlord's reasonable approval.

13. ALTERATIONS.

    (a) ALTERATIONS AND IMPROVEMENTS BY SUBTENANT. Subtenant shall not make any alterations, additions or improvements to the Premises ("Alterations") without obtaining the prior written consent of Sublandlord thereto, which consent shall not be unreasonably withheld. The term "Alterations" shall include any alterations, additions or improvements made by Subtenant to comply with the ADA as required by PARAGRAPH 2.14 above and any alterations paid for with the Subtenant Improvement Allowance. All such Alterations shall be constructed only after necessary permits, licenses and approvals have been obtained by Subtenant from appropriate governmental agencies. All Alterations shall be constructed in a good and workmanlike manner using materials of a quality comparable to those on the Premises, and shall conform to all relevant codes, regulations and ordinances. All such Alterations shall be made at Subtenant's sole cost and expense and shall be diligently prosecuted to completion. Any contractor or person making such Alterations shall first be approved in writing by Sublandlord, which approval shall not be unreasonably withheld, and Sublandlord may require that all work be performed under its supervision. Upon the expiration or earlier termination of this Sublease, Sublandlord may elect to have Subtenant either (i) surrender with the Premises any or all of such Alterations as Sublandlord shall determine (except personal property as provided in Subparagraph (b) below), in which case, such Alterations shall become the property of Sublandlord, or (ii) promptly remove any or all of such Alterations designated by Sublandlord to be removed, in which case Subtenant shall, at its sole cost and expense, repair and restore the Premises to its original condition as of the Commencement Date, reasonable wear and tear excepted. Subtenant shall permit no mechanic's or other liens to be recorded against the Premises. Should a lien be made or filed against the Premises or real property on which the Premises are situated, Subtenant shall, at its sole cost, bond against or discharge said lien within ten (10) days after Sublandlord's or Master Landlord's request to do so.

    (b) REMOVAL OF PERSONAL PROPERTY. All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Subtenant at its expense, excluding, however, any such property paid for by Subtenant using the Subtenant Improvement Allowance provided for in Paragraph 2.8, shall be and remain the property of Subtenant and may be removed by Subtenant at any time, provided that Subtenant, at its expense, shall repair any damage to the Premises caused by such removal or by the original installation. Sublandlord may elect to require Subtenant to remove all or any part of such personal, non-excluded property at the expiration or sooner termination of this Sublease, in which event such removal shall be done at Subtenant's expense, and Subtenant shall at its own expense repair any damage to the Premises caused by such removal prior to the termination of this Sublease.

14. HOLDING OVER. If Subtenant holds over after the expiration or earlier termination of this Sublease, without the express consent of Sublandlord, then at the option of Sublandlord, Subtenant shall become and be only a month-to-month tenant at a rent equal to one hundred and fifty percent (150%) of the rent payable by Subtenant immediately prior to such expiration or termination, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (i) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Premises upon the expiration of the term hereof or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any such holding over, and (ii) Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all liabilities, claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys' fees (including the allocated costs of Sublandlord's in-house attorneys) incurred or suffered by Sublandlord by reason of Subtenant's failure to surrender the Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease.

15. LIENS. Subtenant will keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant. Sublandlord has the right to post and keep posted on the Premises any notices that may be provided by law or which Sublandlord may deem to be proper for the protection of Sublandlord, the Premises and the building from such liens.

16. MAINTENANCE AND REPAIRS. Subtenant has inspected the Premises and acknowledges that the Premises are in good order and repair except for any defects incapable of detection through inspection. At all times during the term of this Sublease, Subtenant, at its sole cost and expense, will maintain the Premises and every part thereof and all equipment, fixtures and improvements therein in good condition and repair. At the end of the term of this Sublease, Subtenant will surrender the Premises in as good condition as received, normal wear and tear excepted. Subtenant shall be responsible for all repairs required to be performed by the Lessee under the Master Lease.

17. INSURANCE. At all times during the term of this Sublease, Subtenant shall, at its sole expense, procure and maintain the following types and amounts of insurance coverage (but in no event less than the types and amounts of amounts of coverage required from time to time under the Master Lease):

    17.1 Comprehensive general liability insurance against any and all damages and liability, including attorneys' fees on account or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the Premises with at least a single combined liability and property damage limit of $2,000,000.

    17.2 Insurance on all plate or tempered glass in or enclosing the Premises, for the replacement cost of such glass.

    17.3 Insurance adequate in amount to cover damage to the Premises including, without limitation, leasehold improvements, trade fixtures, furnishings, equipment, goods and inventory.

    17.4 Rent insurance in an amount equal to all rent and other sums or charges payable under this Lease for a period of at least twelve (12) months commencing with the date of loss.

    17.5 Employer's liability insurance and worker's compensation insurance as required by applicable law.

    17.6 All such insurance shall be in a form satisfactory to Sublandlord and carried with companies reasonably acceptable to Sublandlord. Subtenant shall provide Sublandlord with a certificate of insurance showing Sublandlord as additional insured. The certificate shall provide for a thirty-day written notice to Sublandlord in the event of cancellation or material adverse change of coverage.

    17.7 Sublandlord and Subtenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, workers' compensation and other insurance maintained by either of them at any time during the term hereof insuring or covering the Premises, a waiver of all rights of subrogation which the insurer of one party might otherwise have, if at all, against the other party.

18. EVENTS OF DEFAULT. If one or more of the following events ("Event of Default") occurs, such occurrence constitutes a breach of this Sublease by
Subtenant:

    18.1 Subtenant abandons or vacates the Premises; or

    18.2 Subtenant fails to pay any monthly Basic Monthly Rent or Operating Expenses and Taxes, if applicable, as and when the same become due and payable, and such failure continues for more than ten (10) days after Sublandlord gives written notice thereof to Subtenant; or

    18.3 Subtenant fails to pay any other sum or charge payable by Subtenant hereunder as and when the same becomes due and payable, and such failure continues for more than thirty (30) days after Sublandlord gives written notice thereof to Subtenant; or

    18.4 Subtenant fails to perform or observe any other agreement, covenant, condition or provision of this Sublease to be performed or observed by Subtenant as and when performance or observance is due, and such failure continues for more than thirty (30) days after Sublandlord gives written notice thereof to Subtenant, or if the default cannot be cured within said thirty (30) day period and Subtenant fails within said period to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default; or

    18.5 Subtenant (a) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any-bankruptcy or insolvency law of any jurisdiction; (b) makes an assignment for the benefit of its creditors; (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (d) takes action for the purpose of any of the foregoing; or

    18.6 A court or governmental authority of competent jurisdiction, without consent by Subtenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial portion of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Subtenant, or if any such petition is filed against Subtenant and such petition is not dismissed within ninety (90) days; or

    18.7 This Sublease or any estate of Subtenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within ninety (90) days.

19. REMEDIES OF SUBLANDLORD ON DEFAULT.

    19.1 In the event of any breach of this Sublease by Subtenant, Sublandlord may, at its option, terminate the Sublease and recover from Subtenant: (a) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that the Subtenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Subtenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Sublandlord for all detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom.

    19.2 Sublandlord may, in the alternative, continue this Sublease in effect, as long as Sublandlord does not terminate Subtenant's right to possession, and Sublandlord may enforce all its rights and remedies under the Sublease, including the right to recover the rent as it becomes due under the Sublease.
If said breach of the Sublease continues, Sublandlord may, at any time thereafter, elect to terminate the Sublease. Sublandlord shall not be deemed to have terminated this Sublease or the liability of Subtenant to pay rent or any other amounts due hereunder by any reentry or by any action in unlawful detainer, unless Sublandlord shall have specifically notified Subtenant in writing that Sublandlord has elected to terminate this Sublease.

    19.3 Sublandlord may pursue any other remedy now or hereafter available to Sublandlord under the laws and judicial decisions of the State where the Premises are located.

20. ESTOPPEL CERTIFICATES.

    20.1 Subtenant shall at any time upon not less than ten (10) business days' prior written notice from Sublandlord execute, acknowledge business and deliver to Sublandlord a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Subtenant's knowledge, any uncured defaults on the part of Sublandlord hereunder or of Master Landlord under the Master Lease, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Premises.

    20.2 At Sublandlord's option, Subtenant's failure to deliver such statement within such time shall be conclusive upon Subtenant (i) that this Sublease is in full force and effect, without modification except as may be represented by Sublandlord, (ii) that there are no uncured defaults in Sublandlord's performance hereunder or in Master Landlord's performance under the Master Lease, and (iii) that not more than one month's rent has been paid in advance, or such failure may be considered by Sublandlord as a material default by Subtenant under this Sublease.

    20.3 If the Master Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Subtenant hereby agrees to deliver to any lender or purchaser designated by Master Landlord such financial statements of Subtenant as may be reasonably required by such lender or purchaser. Such statements shall include the past three years' financial statements of Subtenant.

21. REAL ESTATE BROKERS. Each party warrants to the other that there are no brokerage commissions or fees payable in connection with this Sublease except to the broker set forth in Paragraph 2.19. Each party further agrees to indemnify and hold the other party harmless, from any cost, liability and expense (including attorney's fees and the allocated costs of the parties' in-house attorneys) which the other party may incur as the result of any breach of this PARAGRAPH 21.

22. ARBITRATION OF DISPUTES.

    ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS SUBLEASE OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH, INCLUDING BUT NOT LIMITED TO A CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT WILL, AT THE REQUEST OF ANY PARTY, BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (9 U.S.C. SECTION 1 ET SEQ.) UNDER THE AUSPICES AND RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE AAA SHALL BE INSTRUCTED BY EITHER OR BOTH OF THE PARTIES TO PREPARE A LIST OF THREE (3) JUDGES WHO HAVE RETIRED FROM THE SUPERIOR COURT OF THE STATE OF CALIFORNIA, A HIGHER CALIFORNIA COURT OR ANY FEDERAL COURT. WITHIN TEN (10) DAYS OF RECEIPT OF THE LIST, EACH PARTY MAY STRIKE ONE (1) NAME FROM THE LIST. THE AAA WILL THEN APPOINT THE ARBITRATOR FROM THE NAME(S) REMAINING ON THE LIST. THE ARBITRATION WILL BE CONDUCTED IN SAN FRANCISCO, LOS ANGELES OR SAN DIEGO, WHICHEVER IS THE CLOSEST CITY TO THE NEXUS OF THE DISPUTE. ANY CONTROVERSY IN INTERPRETATION OR ENFORCEMENT OF THIS PROVISION, OR WHETHER A DISPUTE IS ARBITRABLE, WILL BE DETERMINED BY THE ARBITRATOR. EITHER PARTY MAY CONDUCT DISCOVERY IN THE SAME MANNER AND TO THE EXTENT PROVIDED IN THE FEDERAL RULES OF CIVIL PROCEDURES AND THE LOCAL RULES OF THE U.S. DISTRICT COURT, CENTRAL DISTRICT OF CALIFORNIA EXCEPT THAT SUCH DISCOVERY PERIOD SHALL NOT EXCEED 45 DAYS. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR IN PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY DOES NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THE PROVISIONS OF THIS PARAGRAPH 22 WILL NOT APPLY TO ANY DEFAULT BY SUBTENANT OR TO SUMMARY PROCEEDINGS TO OBTAIN POSSESSION OF REAL PROPERTY PURSUANT TO CHAPTER 4 OF HE CALIFORNIA CODE OF CIVIL PROCEDURE (SECTION 1159 ET SEQ.) AS AMENDED FROM TIME TO TIME OR ANY SIMILAR LAW, STATUTE OR ORDINANCE NOW OR HEREAFTER IN EFFECT.

    NOTICE: BY INITIALLING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A

COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

    WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


     s/RJW/                    s/PM/
    --------------           --------------
    SUBTENANT'S              SUBLANDLORD'S
    INITIALS                 INITIALS

23. MASTER LANDLORD DEFAULT; CONSENTS. Notwithstanding any provision of this Sublease to the contrary, (a) Sublandlord shall not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason or as the result of any breach, default or failure to perform by the Master Landlord under the Master Lease, and (b) whenever the consent or approval of Sublandlord and Master Landlord is required for a particular act, event or transaction (i) any such consent or approval by Sublandlord shall be subject to the consent or approval of Master Landlord, and
(ii) should Master Landlord refuse to grant such consent or approval, under all circumstances, Sublandlord shall be released from any obligation to grant its consent or approval.

24. NOTICES. All notices or other communications required or permitted hereunder must be in writing, and be personally delivered (including by means of professional messenger service) or sent by registered or certified mail, postage prepaid, return receipt requested or by overnight courier that obtains the signature of the receiving party, or by facsimile with machine confirmation to the addresses set forth in PARAGRAPH 2.17. All notices will be deemed received on the date sent.

25. MASTER LANDLORD'S CONSENT. This Sublease is expressly conditioned upon receipt of the written consent of Master Landlord within ten (10) days from the date of this Sublease. Sublandlord will use reasonable efforts to obtain Master Landlord's consent; provided, however, Sublandlord shall not be liable to Subtenant if Sublandlord is unable to obtain such consent or obligated to pay money or incur additional liability in order to obtain such consent. In the event Sublandlord fails to obtain the consent of Master Landlord within ten (10) days of the date of this SubLease, then Subtenant may terminate this agreement, in which case both parties shall be relieved of all obligations hereunder, and all rent and other payments made by Subtenant prior to such termination shall be refunded.

26. SIGNAGE. Subject to approval of Master Landlord and city and county regulatory agencies, Subtenant shall have the right to use all sizes and types of signs acceptable under city or county code or acceptable with applicable city or county code variance and mutually agreed upon by Subtenant, Sublandlord and Master Landlord and Subtenant shall have the right to incorporate its corporate color, PMS #287 blue, into the sign design. Subtenant estimates that it will need between approximately 550 and 650 aggregate square feet for signage, including signage on top of the building. Sublandlord agrees to cooperate with Subtenant and use its best efforts to secure the corporation and commitment of Master Landlord in order to obtain any city or county approvals or applicable variances relating to signage.

27. CONTINGENCIES. This Sublease is further expressly conditioned upon the receipt of the approval of the Office of Thrift Supervision to permit Subtenant to operate a bank branch at the premises within thirty (30) days of the Commencement Date ("Contingency Period"). If during the Contingency Period, Subtenant receives notice that such approval has been denied, or if at the end of the Contingency Period Subtenant has received no notice that such approval has been granted or denied, then either party may, at its option, terminate the Sublease by written notice on or before the last day of the Contingency Period. In the event either party elects to terminate the Sublease, both parties shall be relieved of all obligations hereunder except for Subtenant's indemnity obligations under PARAGRAPH 9. All rent and other payments made prior to such termination shall be non-refundable.

(Signature page follows)

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first above written.

                                       SUBLANDLORD
                                       Bank of America National Trust and
                                       Savings Association

                                       By:  s/Yvonne Tom/
                                          -----------------------------
                                       Title: Vice President

                                       By:  s/Patricia Morris/
                                          -----------------------------
                                       Title: Disposition Manager

                                       SUBTENANT

                                       Independence One Bank of California
                                       a federal savings bank

                                       By:  s/Robert J. Webber/ 3/21/94
                                          -----------------------------
                                       Title:  Vice President

                                       By:
                                          -----------------------------
                                       Title:
                                          -----------------------------

                                 CONSENT TO SUBLEASE

    The Taj, a California limited partnership, as Lessor, and the Bank of America National Trust and Savings Association, as Lessee, are parties to a Lease dated as of July 21, 1972 as amended (the "Lease"). The Lessor hereby consents to the Sublease dated March 31 1994, by and between the Lessee and Independence One Bank of California, as Subtenant on the following terms and conditions:

1. This Consent shall not be construed in any manner to modify, waive or affect any of the terms, covenants, conditions or agreements contained in the Lease;

2. This Consent shall not be construed as a consent by the Lessor to, or as permitting any other or further subletting or assignment by Lessee or Subtenant.

3. Lessee shall not be released from, and Lessee shall be and remain liable for, the performance and observance of all the terms, covenants, conditions, and agreements contained in the Lease.

4. Although a duplicate original of the Sublease has been delivered to the Lessor for its information, Lessor is not a party thereto and is not bound by its provisions, nor shall Lessor, either by receipt thereof or by the making of this Consent, be deemed to have approved any of such provisions; however, any modification or amendment to the Sublease without the prior written consent of Lessor in each instance, shall be deemed a default under the Lease.

5. Prior to the Subtenant making any alterations and improvements to the Premises Subtenant shall provide to Lessor for Lessor's approval, which approval shall not be unreasonably withheld the following documents: (A) all construction plans for Subtenant's alterations and improvements to the Premises; (B) copy of all building permits from the City of Laguna Hills;
    (C) copies of all contractor's building contracts ( D) copies of all contractor's insurance certificates; (E) contractor's asbestos disclaimer form in form reasonably acceptable to Lessor; (F) copies of the contractor's schedule and work rules; (G) copies of all demolition permits and trash removal permits and contracts; (H) delivery at completion of the alterations or improvements "as built" plans of the electrical, HVAC, and plumbing systems; and (I) copies of the certificate of occupancy for the Premises and building permit inspections.

6. If any provisions of this Consent shall be at variance with provisions of the Lease o Sublease, the provisions of this

    Consent shall prevail. This Consent shall not be changed orally, but only by an agreement in writing signed by the party against whom the enforcement of such change is sought.

7. The Lessor represents and warrants that no other consents to the Sublease are required, including, without limitation, the consent of any lender on the property.

8. Lessee acknowledges and agrees to the terms of this Consent. Furthermore, Lessee acknowledges that certain areas in the Premises may have sprayed on asbestos fire proofing on the structural steel and duct insulation and that Lessor has retained independent consultants to test the air quality of the Premises. Lessee acknowledges that the mere presence of asbestos-containing materials does not necessarily constitute a health hazard, however, Lessee and Subtenant agree that during the performance of any alterations or improvements on the Premises by Lessee or Subtenant that if asbestos is encountered, such asbestos must be controlled by Lessee and/or Subtenant and dealt with by Lessee and/or Subtenant in accordance with federal, state, and local laws and regulations. Lessee will notify Subtenant and cause Subtenant to notify any contractor employed to work on the Premises of the potential for encountering asbestos during the rendition of alterations and improvements, so that such contractor will take proper precautions to inform their employees so that if encountered, such asbestos shall be dealt with as required by applicable laws by the Subtenant and its contractor.

9. Lessee and Subtenant agree to indemnify, hold harmless, and defend Lessor from any and all claims or causes of action, damages, personal injuries, death, or losses of any nature caused by the exposure, disturbance, and/or removal of any and all asbestos encountered by Lessee, Subtenant or their contractors during the rendition of alterations and improvements to the Premises.

    Dated this 4th day of May, 1994.

                                       LESSOR:

                                       THE TAJ, a California limited
                                       partnership

                                       By:  Fond du Lac Plaza No. 1, Inc.,
                                            General Partner

                                       By: s/Thomas G. Berbacchi/
                                          -----------------------------
                                          Thomas G. Bernacchi
                                          Vice President

                                       LESSEE:

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION

                                       By: s/Stephen R. Lew for Yvonne Tom/
                                           --------------------------------
                                           Finance & Compliance Office
                                           Vice President

                                       By: s/Patricia Morris/
                                           --------------------------------
                                           Disposition Manager

                                       SUBTENANT:

                                       INDEPENDENCE ONE BANK OF
                                       CALIFORNIA

                                       By: s/Robert J. Webber
                                           --------------------------------
                                           Vice President

                                  ADDENDUM TO LEASE

This Addendum To Lease is made as of this 1st day of September 1978 by and between Ronda Valencia Co., a limited partnership, (herein called "Lessor") and Bank of America National Trust And Savings Association, a national banking association, (herein called "Lessee").

RECITALS

A. Lessee and Lessor's predecessor entered into a Lease dated July 21, 1972 for premises at 23521 Paseo de Valencia, Laguna Hills, California. Said lease as amended to the date hereof is hereinafter referred to as the "Lease."

B. Lessee exercised its option under paragraph 20.1 of the Lease to lease Suites 101, 102 and 103 of the building at 23521 Paseo de Valencia. In order to resolve the dispute between Lessor and Lessee is to the fair market rental value to be paid by Lessee for the option space and to resolve other aspects of the transaction, Lessor and Lessee are entering into this Addendum To Lease in accordance with the arbitration decision by Jerold L. Miles and Richard A. Jampol dated December 12, 1979.

Now therefore in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration receipt of which is hereby acknowledged, the parties hereby amend the Lease, as amended, on the following terms and conditions:

    1. Suites 101, 102 and 103 of the building at 23521 Paseo de Valencia, Laguna Hills, California, generally located as shown on the diagram attached hereto as Exhibit A, are hereby added to the Premises under the Lease for a lease term commencing September 1, 1978. Suites 101, 102 and 103 are hereinafter referred to as the "Option Premises."

    2. In addition to the rent and other payments required to be paid by the Lessee under the Lease prior to this Addendum, Lessee hereby agrees to pay to Lessor as base rental for the Option Premises $3,811.15 per month, net, net, net, commencing as of September 1, 1978 and continuing on the first day of each calendar month thereafter during the term and any renewal term. Rental shall be paid to Lessor without deduction or offset in lawful money of the United States of America at the office of the building or to such other person or at such other place as Lessor may from time to time designate in writing.

    3. The rental provided for in paragraph 2 above for the Option Premises shall be increased proportionately every three years by 75 percent of the excess of the cost of living index for August 1981 and by 75 percent of the excess of the cost of living index for each third August thereafter (i.e. August 1984, August 1987, etc.) during the term and renewal term of the Lease (herein called the "adjustment figure") over the cost of living index for September 1978 (herein called the "base figure") as shown in the Consumer Price Index for All Urban Consumers -Los Angeles-Long Beach-Anaheim, Metropolitan Area ("all Items") compiled by the U.S. Department of Labor, Bureau of Labor Statistics, based on 1967 as 100. Said excess shall be computed every three years as a percentage of the base figure and then multiplied by the monthly rent provided for in paragraph 2 above for the month of September 1978, and the resulting product is hereinafter called the "adjusted monthly rent." Upon completion of the computation Lessor shall give written notice to Lessee of the adjusted monthly rent and it shall be due and payable by Lessee as of the first day of September immediately following the August for which the respective adjustment figure was taken (i.e. September 1, 1981, September 1, 1984, etc.) and on the first of each of the 35 months thereafter. In no event shall the monthly rental be less than the monthly rental specified in paragraph 2 above. All adjusted monthly rent shall be payable in accordance with the provisions of paragraph 2 above and Lessor shall have the same rights, remedies as otherwise provided in the Lease for the failure of Lessee to pay rent. The index for the base figure and adjustment figure shall be the one reported in the U.S. Department of Labor's most comprehensive official index then in use and most nearly answering the foregoing description of the index to be used. If it is calculated from a base different from the period 1967 equal 100 used for the above-described index, the base index used for calculating the adjustment figure shall first be converted under a formula supplied by the Bureau. If the above-described index shall no longer be published, the index substituted therefore by the Bureau of Labor Statistics shall be utilized. If no such index shall be substituted, then another index generally recognized as authoritative shall be substituted by agreement, and if the parties cannot agree, Lessor or Lessee may apply to the appropriate court of Los Angeles County, California by action, proceeding or as otherwise might be proper for determination of an authoritative consumer price index as herein set forth.
Section 3.2 of Article 3 of the Lease shall not be applicable to the rent hereinabove provided for the Option Premises.

    4. In addition to the monthly rental of $3,811.15 as adjusted by paragraphs 2 and 3 above, there shall be payable by Lessee to Lessor as additional rent for the Option Premises during the term and renewal term of this Lease an amount equal to 5.38 percent of all real property taxes, insurance and public utility charges for each calendar year as described in Article 4 of the Lease. The last paragraph of Section 1.5 of the Lease shall be applied separately to the additional rent set forth in the preceding sentence with "5.38%" substituted for "14.34%" in said last paragraph of Section 4.5. Also, as additional rent for the Option Premises during the term and renewal term of this Lease, Lessee shall pay to Lessor 5.38 percent of all costs incurred by Lessor in the operation and maintenance of the common areas. The provisions of the paragraph entitled "Common Area" attached hereto as Exhibit E and incorporated herein by this reference set forth Lessor's standard and usual procedure for allocating such costs and shall be applicable hereto. The first paragraph of Article 4.5 does not apply to the Option Premises.

    5.   The Lessee's option to extend the term of the Lease as set forth in
Section 19.1 of the Lease shall include the Option Premises except that the base rental payable for the Option Premises in the event that said option is exercised shall be adjusted in the same manner as set forth in paragraph 2 above. Therefore, the portion of Section 19.1 of the Lease beginning with the words "save and except that the" in the 16th line from the bottom of page 17 of the Lease through the end of Section 19.1 shall not be applicable to the Option Premises.

6. Except as herein modified the Lease shall continue in full force and effect with respect to the Premises, including the Option Premises.

In Witness Whereof this Addendum To Lease is executed as of the day and year first above written.


Bank of America                     National Ronda Valencia Co.
Trust and Savings Association



By:                                 By:
   --------------------------               --------------------------
   ---------------------                    ---------------------


By:                                 By:
   --------------------------               --------------------------
   ---------------------                    ---------------------

                                      EXHIBIT A

                                  (First Floor Plan)

                                      EXHIBIT B

    COMMON AREA. Common areas as used herein shall include but not be limited to the parking area, walkways and landscaping. Said costs shall include but shall not be limited to costs of cleaning, landscaping, lighting and other utilities, resurfacing, parking attendants, painting, policing, insurance, property tax costs (as defined below) relating to the common areas, depreciation of equipment, and reasonable management fees to lessor (which fee shall not exceed five percent (5%) of the total of all other costs incurred in connection with said areas). On or before the twentieth (20th day of the month next succeeding each calendar quarter (April 20, July 20, October 20, January 29). Lessor shall deliver to Lessee a written statement setting forth the total common area costs incurred by Lessor during the immediately preceding calendar quarter and Lessee's prorata share of such costs. Within ten (10) days after delivery of such statements, Lessee shall pay to lessor its prorata share of such costs as set forth in said statements. In the event this Lease shall commence or terminate on any date other than the last day of a calendar quarter, the amount of common area costs payable by Lessee for the calendar quarter in which this Lease commences or terminates shall be prorated on the ration that the number of days of the Lease term falling within said calendar quarter bears to 91 days. No delay or failure by Lessor to enforce this paragraph, or any part thereof, as to Lessee, or to enforce similar or dissimilar provisions in other leases in use as to any other lessee in the building shall be deemed to be a waiver hereof or prevent any subsequent or other enforcement hereof. The failure of Lessor to deliver the quarterly written statement shall not constitute a waiver by Lessor of its rights to collect Lessee's share of the common area costs. All common area costs payable by lessee hereunder shall constitute additional rent and upon Lessee's failure to pay any such amounts. Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay rent. "Property tax costs" shall be the total of all real and personal property taxes, assessments, license fees, commercial rental taxes, levies, penalties or taxes imposed by any authority having the direct or indirect power to tax, including any city, county, state and federal government, and any school, agricultural, lighting, drainage and other improvement district thereof, as against any legal or equitable interest of Lessor in the premises or in the property of which the premises are a part (including land, building, improvements and personally) as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the premises.

                                                                   Leisure World
                                                                      VITAL FILE
                                                                        #85-1107

                                        LEASE

         THIS LEASE, made this 21st day of July, 1972, between ATLANTIC COMPANY and the Estate of RUDY BREINER, a general partnership, Lessor, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, Lessee.

                                     WITNESSETH:

         Lessor does hereby lease to Lessee, and Lessee does hereby hire from Lessor those certain premises (hereinafter called "Premises"), consisting of the portions of a building (hereinafter called "Building") outlined in red on Exhibit "A" attached hereto, and hereby made a part hereof, and the land adjacent thereto outlined in green on said Exhibit "A", and space for two remote TV driveup teller units, together with a non-exclusive right to use the driveways to said units for ingress and egress, all as outlined in blue on said Exhibit "A", together with that portion of the basement area of said building outlined in red on Exhibit "AA" attached hereto, which Premises are a portion of the real property described on Exhibit "B" attached hereto and hereby made a part hereof.
         Said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth.

ARTICLE 1

PURPOSE

         Section 1.1 The Premises are to be used for banking purposes and no other purpose without the prior written consent of Lessor which consent shall not be unreasonably withheld.

                                      ARTICLE 2

TERM

         Section 2.1 The term of this Lease shall commence September 1, 1972, and shall end unless sooner terminated on August 31, 2002.

                                      ARTICLE 3

RENT

         Section 3.1 Lessee shall pay to Lessor rent for the Premises for the first fifteen (15) years of the term as follows:

         (i) On or before September 1, 1972 and on or before the first day of each month thereafter, to and including February 1, 1973, the sum of $2,850.00;

         (ii) On or before March 1, 1973 and on or before the first day of each month thereafter to and including August 1, 1987, the sum of $5,157.88, provided, however, that during the first five (5) years when the monthly rent of $5,157.88 is in effect it shall be reduced by the sum of $2,083.33 to compensate Lessee for the sum of $125,000 expended by Lessee on the alterations, remodeling and additions to the Premises hereinafter referred to in
Section 8.1 which Lessee will make, with the further understanding that Lessor may at any time pay to Lessee in cash the balance remaining on the $125,000 whereupon the rent shall be $5,157.88 per month as aforesaid.

         Section 3.2 After the fifteenth (15th) year of the term of this Lease there shall be an adjustment in rent. The adjusted monthly rent shall be the sum of $5,157.88 increased by the percentage of increase, if any, of the assessed valuation by the County Tax Assessor for the real property described on Exhibit "B" hereto for the fiscal year 1986-1987, over such assessed valuation for the fiscal year 1972-1973; provided, however, if the present method and formula for calculating real property tax assessed valuations by the County Tax Assessor has been abolished or changed, then the adjusted rent shall be the fair market rental value as of the beginning of the sixteenth (16th) year of the lease term. In no event shall the adjusted rent be less than $5,157.88 per month.
         If the adjusted rent is to be determined on the basis of the fair market rental value, six (6) months prior to September 1, 1987, the parties shall endeavor to agree upon the adjusted rent. If the parties are not able to determine the fair market rental value within the first sixty (60) days of the six-month period, either party shall be entitled to submit the question of fair market rental value to arbitration by giving written notice to that effect to the other party as provided in Section 3.3 below.

         Section 3.3 The party desiring any arbitration provided for in this Lease, shall give written notice to that effect to the other party, specifying in said notice the name and address of the person designated to act as arbitrator on its behalf. Within fifteen (15) days after the service of such notice, the other party shall give written notice to the first party specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator, as aforesaid, within or by the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed. If the said two arbitrators shall not agree upon the decision to be made in such dispute, they shall, themselves, appoint a third arbitrator who shall be a competent and impartial person; and in the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen
(15) days.

         If the parties do not agree, then either party, on behalf of both, may request the then presiding judge of the Superior Court of the State of California for the County of Los Angeles to appoint such third arbitrator, and the other party shall not raise any question as to the Court's full power and Jurisdiction to entertain the application and make the appointment and the person so appointed, shall be the third arbitrator. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator. The decision in which any two of the arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by such party, or in whose stead as above provided, such arbitrator was appointed, and the fees and expenses of the third arbitrator, if any, shall be borne equally by both parties. Except as otherwise provided in this Lease, the said arbitration shall be conducted in accordance with the rules then in effect of the American Arbitration Association, and judgment upon any arbitration decision rendered may be entered by any Court having jurisdiction thereof.

                                      ARTICLE 4

ADDITIONAL RENT

         Section 4.1 Lessee shall pay to Lessor during the term of this Lease, as additional rent, 14.34% of all real property taxes, insurance and public utility charges relating to the real property described on Exhibit "B" hereto.

         Section 4.2 The term "real property taxes" as used herein shall mean all taxes, assessments and similar charges of every kind, nature and description, whether general or special, ordinary or extraordinary, which at any time during the term of this Lease by or pursuant to any to any law or governmental, legal, political or other authority may be directly or indirectly taxed, levied, charged, assessed or imposed upon or against or which will or may be or become a lien upon this Lease or any part of the real property described on Exhibit "B" hereto, or upon any estate, right, title or interest of Lessor or Lessee in and to same; provided, however, that in no event shall Lessee be required to pay or discharge any of the following:

         (a) Any estate, inheritance, succession, transfer, gift or poll tax levied or assessed against Lessor or against the interest of Lessor in the real property described on Exhibit "B" hereto;

         (b) Any tax upon the income or profits of Lessor or upon any sale or conveyance or encumbrance of the real property described on Exhibit "B" hereto or any part thereof made by Lessor;

         (c) Any tax that may be levied upon any personal property of Lessor or any tax that may be levied on account of any real property of Lessor other than real property described on Exhibit "B" hereto;

         (d) Any franchise, capital stock, excise, Social Security, unemployment, sales, use or withholding tax levied or assessed against Lessor or any other tax, assessment, imposition, levy or charge which has no direct relation to the real property described on Exhibit "B" hereto, and which is levied or assessed against Lessor and not against the said real property, which would not become a lien against the said real property except for the failure of Lessor to pay the same.
         Any of the obligations enumerated in preceding sub-paragraphs (a),
(b), (c) and (d) which have become a lien upon Lessee's interest in the Premises or any part thereof shall be discharged by Lessor, and in the event Lessor shall fail to discharge any such obligation and the same has become a lien upon Lessee's interest, or adversely affects Lessee's interest in the Premises or any part thereof, then Lessee at its option may discharge the same and any amount paid by Lessee to effect such discharge shall be repayable forthwith by Lessor to Lessee. Notwithstanding the foregoing, Lessor, if it so desires, may at any time contest the validity of any assessment, tax or levy referred to in the preceding subparagraphs (a), (b), (c) and (d), and Lessee shall not have the right to pay the same while such contest is being regularly conducted by Lessor. In the event that such contest is determined adversely to Lessor, Lessor may pay the same before the judgment becomes final, and Lessor shall, if required by Lessee, furnish to Lessee reasonable indemnity against any loss by reason of such contest.

         Real property taxes levied or assessed upon the real property described in Exhibit "B" hereto with respect to the fiscal year in which the term of this Lease commences and with respect to the fiscal year in which the term of this Lease ends shall be prorated for the purpose of determining the amount thereof payable by Lessee as of the date upon which this Lease commences and as of the date of which the term of this Lease ends.
         Benefit shall be taken by Lessor of the provisions of any statute or ordinance permitting any such assessments to be paid over a period of time and the percentage which Lessee shall be obligated to pay shall be calculated only on the installments of such assessments which are attributable to the term of this Lease.

         Section 4.3 The term "insurance" as used herein shall mean (i) fire and extended coverage insurance; (ii) public liability and property damage insurance.

         Section 4.4 The term "public utilities charges" as used herein shall mean charges for water, electricity, heat air-conditioning, air conditioning and water maintenance contracts.

         Section 4.5 During the year 1972, Lessee shall pay to Lessor in advance, on the first day of each calendar month after the commencement date of this Lease the sum of $2,850.00 for application on Lessee's obligations under
Section 4.1 hereof and for ensuing years the monthly amounts hereinafter provided.

         With reasonable promptness after the beginning of each calendar year, Lessor shall furnish to Lessee a statement in reasonable detail setting forth the foregoing costs for the previous calendar year and Lessee's share thereof under the terms hereof, together with the opinion of the firm of Public Accountants employed by Lessor that said statement was prepared in accordance with the terms of this Lease. If the monthly amount paid during the past calendar year is below the amount due hereunder (that is, 14.34% of such costs), Lessee shall promptly pay in cash to Lessor the difference and the monthly charge thereafter for the ensuing calendar year shall be increased accordingly. If the total amount paid by Lessee is in excess of the amount due hereunder, the monthly amount to be paid thereafter by Lessee shall be reduced accordingly and the excess amount collected shall be credited on the monthly payments as they thereafter become due during such ensuing year.

                                      ARTICLE 5

LESSOR'S WARRANTY OF TITLE

         Section 5.1 Lessor warrants and represents that the Premises are owned by Lessor in fee, free and clear of all liens, restrictions, encumbrances, and other exceptions other than those set forth in the Preliminary Title Report dated June 10, 1970 issued by First American Title Insurance Company under its Order No: 1083545, covering the Premises. In addition, Lessor agrees to deliver the Premises to Lessee on or before September 1, 1972 free and clear of all tenants, and warrants that Lessee shall peaceably and quietly enjoy the premises so long as it pays the rent payable to it hereunder and is not in default in performing the provisions of this Lease.

                                      ARTICLE 6

ASSIGNMENT AND SUBLETTING

         Section 6.1 Lessee may not assign or sublet the Premises without the written consent of Lessor first obtained which consent shall not be unreasonably withheld. Nothing herein shall be construed to prohibit a transfer resulting from a merger or consolidation.

                                      ARTICLE 7

INDEMNITY

         Section 7.1 Except for any claim, demand, lien, loss, detriment or liability caused by or arising from the negligence or willful act of the Lessor, its agents, servants or employees, or caused by or arising from the failure on the part of Lessor to perform any of the terms, covenants, or conditions herein set forth on its part to be performed, (provided that Lessee shall give Lessor prior written notice of such default, if any, and Lessor shall have a reasonable time to correct such failure), Lessee covenants and agrees at all times to save Lessor, as well as the demised premises, free and harmless of and from each and every claim, demand, lien, loss, detriment and liability, of whatsoever kind or character, at any time made, asserted or claimed, by or on behalf of any person or persons including Lessee against Lessor, for or on account of any matter or thing including injury to or death of any person or persons and damage to property, occurring from any cause upon or about the Premises, or upon the sidewalk adjacent thereto, or resulting from, arising out of, or in any wise connected with any condition of the Premises, or resulting from, arising out of, or in any wise connected with the use and occupancy thereof by Lessee, including all costs and attorneys' fees of Lessor in defending against any one or more of the same.

                                      ARTICLE 8

CHANGES AND ALTERATIONS

         Section 8.1 During the term of this Lease and any renewal thereof, Lessee at its own cost and expense may alter and remodel the portion or the Building leased hereunder and may enlarge same by erecting an additional structure on the land outlined in green on Exhibit "A" hereto, and in addition, Lessee may erect two remote TV driveup teller units as also outlined on Exhibit "A" hereto, provided that such improvements shall conform to the building laws of the public authority having jurisdiction thereof, and provided that no such improvements which will be constructed will impair the strength of the exterior walls, foundations or other structural parts of the Building or will endanger the safety thereof, subject to Lessor's prior written approval which Lessor agrees not to unreasonably withhold.

         Section 8.2 Lessee expressly covenants and agrees to promptly pay for any and all labor done or materials furnished for any work of demolition, construction, repair, maintenance, improvement, alteration, addition or any other matter pertaining to or in connection with the Premises, and agrees to keep and hold the Premises and Lessor free, clear and harmless of and from any mechanics' liens or liens of a similar nature which might or could arise by reason of any such matter.

         Section 8.3 Lessor shall at all reasonable times and from time to time have the right to post and to keep posted on the Premises notices provided for by Section 1183.1 of the Code of Civil Procedure of the State of California or by any other law of said State for which Lessor may deem to be for the protection of Lessor and said property from mechanics' liens or liens of a similar nature.

         Section 8.4 If Lessee is unable to secure a building permit or otherwise is unable to proceed with the initial alterations, remodeling and addition to the Building described in Section 8.1 above on or before December 31, 1972 it may cancel this Lease upon written notice to Lessor and thereupon it will be released of all obligations hereunder.

                                      ARTICLE 9

MAINTENANCE

         Section 9.1 Except as hereinafter provided, Lessee, at its sole cost and expense, shall keep the Premises in good condition and repair, including plate glass windows. Damage thereto by fire, act of God or the elements excepted, Lessee hereby waiving all rights to make repairs at the expense of Lessor as provided by any law, statute or ordinance now or hereafter in effect. Lessee upon the expiration or sooner termination of the term hereof shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear, damage by fire, act of God, or the elements excepted.
         Lessor, at its sole cost and expense shall repair any defects in the structure of the Building and shall keep in good condition and repair the roof and exterior thereof. Except, that portion constructed by Lessee which portion shall be maintained and repaired at the sole cost and expense of Lessee.

                                      ARTICLE 10

UTILITIES AND SERVICES

         Section 10.1 Lessor agrees to furnish to the portion of the Premises in the Building during reasonable hours of generally recognized business days, water, electricity, sewer, heat and air-conditioning required for the comfortable use and occupation of said portion of the Premises.

         Lessee shall furnish at its sole cost and expense janitorial services for the portion of the Premises located in the Building, including the cleaning of windows.

                                      ARTICLE 11

PARKING

         Section 11.1 Lessor shall assign twenty-eight (28) car spaces for Lessee's employees and Lessor hereby grants to Lessee's agents, customers and invitees, the right during the lease term or any extension or renewal thereof, to use in common with others entitled to the use thereof, the parking areas as delineated on Exhibit "A" hereto. The parking spaces crosshatched on Exhibit "A" shall be reserved for exclusive twenty-minute parking for customers of Lessee and Lessor shall use its best efforts to insure that there shall be no interference by others in such exclusive use.
         Lessor shall maintain the parking area in good and clean condition and repair. The parking area crosshatched on Exhibit "A" shall not be relocated or altered in any way, nor shall any structures be erected thereon other than the two remote TV driveup teller units described in Section 8.1 above.

                                      ARTICLE 12

CONDEMNATION

         Section 12.1 In the event proceedings be taken by any lawful authority to condemn or otherwise acquire in excess of 15% of the portion of the Premises located in the Building or in excess of 25% of the parking area which Lessor is required to provide hereunder, Lessee shall have the option at any time after such proceedings are instituted, and prior to such taking or acquisition, to terminate this Lease upon giving fifteen (15) days notice in writing to Lessor. Said termination shall be effective as of the date possession of the Premises is taken by the condemning authority. In the event of such termination, any unearned rent shall be refunded to Lessee.
         Should Lessee not elect to terminate this Lease or should any such taking not be sufficient to allow Lessee such option to terminate, this Lease shall continue in full force and effect, and Lessor at its own cost and expense shall restore, repair and remodel the Premises and the parking areas to the extent necessary to provide same suitable for the business of Lessee. Lessee shall be entitled to a reduction in rent thereafter required to be paid hereunder in proportion to the ratio which the number of square feet in the portion of the Premises in the Building taken bears to the total number of square feet in the Premises in the Building originally demised. Lessee shall also be entitled to a reasonable suspension or diminution of the rent required to be paid hereunder during the time required for any restoration and repair according to the portion of the Premises rendered untenantable taking into consideration the time and extent of interference with Lessee's business therein. Lessee shall receive no portion of the award payable to Lessor under a condemnation action except as herein provided.
         Nothing herein contained shall be deemed or construed to prevent
Lessee from interposing or prosecuting in any condemnation proceeding a claim for the value of any fixture or improvements installed in or made to the Premises by Lessee (other than such as have been paid for by Lessor) and in the case of a partial condemnation of the Premises, the cost, loss or damage sustained by Lessee as a result of any alterations, modifications or repairs which may be reasonably required of Lessee in order to place the remaining portion of the Premises not so condemned in suitable condition for further use and occupancy.

                                      ARTICLE 13

DAMAGE BY FIRE, ETC.

         Section 13.1 In the event the portion of the Premises in the Building is damaged by fire or other casualty, Lessor shall forthwith repair the same provided such repairs can be made within ninety (90) days under the laws and regulations of the authorities having jurisdiction thereof, and this Lease shall remain in full force and effect excepting that Lessee shall be entitled to a proportionate reduction of rent from the date of occurrence until such date as repairs are made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises. If such repairs cannot be made within ninety (90) days, Lessor shall have the option either (1) to repair or restore such damage provided this can be done within 180 days, this Lease to continue in full force and effect but the rent to be proportionately reduced as above in this paragraph provided, or, (2) give notice to Lessee at any time within thirty (30) days after such damage terminating this Lease as of the date to be specified in such notice, which date shall not be less than thirty (30), nor more than sixty (60) days after the giving of such notice. In the event of the giving of such notice, this Lease shall expire and all interest of Lessee in the Premises shall terminate on such date so specified in such notice and the rent reduced by a proportionate reduction based upon the extent, if any, to which such damage interfered with the business carried on by Lessee, shall be paid to the date of such termination, Lessor agreeing to refund to Lessee any rent theretofore paid for any period of time subsequent to such date.

                                      ARTICLE 14
DEFAULT PROVISION

         Section 14.1 In the event of default on the part of Lessee in payment of rent or other charges and payments to be made by Lessee under the provisions of this Lease, and such default shall continue uncured for a period of more than thirty (30) days after written notice of such default given as provided in Article 16 of this Lease, or if such default is not curable by the payment of money and the Lessee fails for a period of thirty (30) days after notice given as provided in Article 16 to commence to cure such default, and thereafter diligently proceed to cure such default, or if Lessee shall be adjudicated bankrupt or insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, then in any of said events Lessor without further notice or demand may:
         (i) Declare said term ended and re-enter the Premises or any part thereof, either with or without process of law and expel and remove therefrom Lessee, or any and all parties occupying the same, using such force as may be necessary so to do, and again repossess and enjoy the same.
         (ii) Without declaring this Lessee ended, re-enter the Premises and relet the whole or any part thereof in either Lessor's or Lessee's name, for the account of the Lessee, for a term, which may extend beyond this Lease term, and may collect said rent and apply it on the amount due from Lessee hereunder and on any reasonable expense of such reletting and may then or at any time, or from time to time, recover from Lessee the balance then due.
         (iii) Terminate this Lease and thereupon be entitled to recover from Lessee the damages provided for in Section 1951.2 of the California Civil Code, which damages shall include the worth at the time of the award of the amount by which the unpaid rent specified in this Lease exceeds the amount of the rental loss for the same period that Lessee proves could be reasonably avoided.

         Lessor shall not by any re-entry, or other act, be deemed to have terminated this Lease or the liability of Lessee for the rent and charges equivalent to rent received hereunder, unless Lessor shall give Lessee notice in writing that Lessor has elected to so terminate the Lease. The remedies of Lessor specified hereinabove shall be cumulative as to each other and as to all such others allowed by law, and the exercise of any such remedy by Lessor shall be without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant or condition.

                                      ARTICLE 15

HOLDING OVER BY LESSEE

         Section 15.1 If Lessee holds over or remains in the possession or occupancy of the Premises after the expiration of the term of this Lease, or after any sooner termination thereof, without any written lease of the Premises being actually made and entered into between Lessee and Lessor, such holding over or continued possession or occupancy, if rent is paid by Lessee and accepted by Lessor for or during any period of time it so holds over or remains in possession or occupancy shall create only a tenancy from month to month at the last monthly rental and upon the terms (other than the length of term) herein specified. Any such month to month tenancy may be terminated at any time by either Lessor or Lessee upon giving to the other thirty (30) days notice of intention to terminate the same.

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                                      ARTICLE 16

NOTICES

         Section 16.1 Any notices or demands which shall be required or permitted by law or any provision of this Lease shall in writing; and if the same is to be served upon Lessor, may be personally delivered to Lessor or may be deposited in the United States mail, registered return receipt requested, postage prepaid, addressed to Lessor as follows: __________________________
__________________________________________________________________________
or at such other address as Lessor may designate in writing.
         If such notices or demands are to be served-upon Lessee, said notices or demands shall be in writing and shall be made by deposit in the United States mail, registered, return receipt requested, postage prepaid, addressed to the Lessee at 555 South Flower Street, Los Angeles, California 90017, attention of Area Administration-Premises, with a copy of said notice addressed to Continental Service Company, 1335 South Grand Avenue, Los Angeles, California 90015, or such other address as Lessee may designate in writing.
         In case of service by mall, service may be deemed complete upon deposit in the United States mail in accordance with the provisions of this Article.

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                                      ARTICLE 17

TERMINATION

         Section 17.1 Upon termination of this Lease for any reason whatsoever, the Lessor shall require the Lessee to surrender to Lessor all buildings, structures, improvements, and building equipment upon the Premises, together with all alterations and replacements thereof, in good order, condition and repair except for reasonable wear and use building equipment) which may be made or installed by either the Lessor or Lessee upon the Premises shall upon the making or installation thereof be and become a part of the Premises as a part thereof at the termination of this Lease, subject, however, to the terms and provisions of this Lease.
         Trade fixtures, furniture and equipment (other than building equipment) which may be installed on the Premises, shall not become a part of the Premises and shall be removed by Lessee from the Premises; provided that no trade fixtures, furniture or equipment shall be removed, except with the prior written consent of Lessor, while Lessee is in default in the performance of any of its obligations under this Lease and provided that Lessee shall at its own cost and expense repair any and all physical damage to tho Premises resulting from or caused by the removal of any trade fixtures, furniture or equipment pursuant to this Section.
         The term "building equipment" wherever used in this Lease shall include all equipment primarily used or useful in the

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operation of any building or buildings as such upon the demised land as distinguished from equipment used or useful in the operation of the business or businesses conducted within such building or buildings. The term "trade fixtures" as used herein shall include vault doors, night depositories and safe deposit boxes.

                                      ARTICLE 18

ATTORNEYS' FEES

         Section 18.1 Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of an alleged breach of any provision of this Lease, the prevailing party shall be entitled to receive from the losing party such amount as the court may adjudge to be reasonable attorneys' fees for the services rendered the prevailing party in such action or proceedings.

                                      ARTICLE 19

OPTIONS TO EXTEND LEASE TERM

         Section 19.1 Provided Lessee is not in default under any of the items and conditions of this Lease, Lessee shall have the following options to extend the term of this Lease under the same terms, covenants and conditions hereof:
         (i) Lessee shall have an option to extend the lease term for ten (10) years upon the expiration of the initial term.

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         (ii) If Lessee exercises said first option, Lessee shall have a second option to extend the lease term for an additional ten-year period after the expiration of the first ten-year extension.

         Each such option shall be exercised by Lessee giving Lessor a written notice that it is exercising the same at least six (6) months prior to the date upon which this Lease would otherwise terminate if such option were not exercised. Any extended term hereof, pursuant to the exercise of said option or options shall be subject to all of the terms, covenants and conditions of this Lease, save and except that the monthly rental for the first extended ten-year term shall be the sum of $5,157.88 increased by the percentage of increase, if any, of the assessment by the County Assessor for the real property described on Exhibit "B" hereto, for the fiscal year 2001-2002 over such assessment for the fiscal year 1972-1973, and save and except that the monthly rental for the second extended ten-year term shall be the sum of $5,157.88 increased by the percentage of increase, if any, of the assessment by the County Assessor for the real property described on Exhibit "B" hereto, for the fiscal year 2011-2012, over such assessment for the fiscal year 1972-1973; provided, however, that if the present method and formula for calculating real property assessments has been abolished or changed at the time of exercising the particular option, then the rent for the applicable extended term or terms shall be the fair market rental value as of the time of

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commencement of the applicable extended term.  In no event shall the adjusted rent be less than $5,157.88 per month. The parties shall endeavor to agree upon the fair market rental value. If the parties shall be unable to agree between themselves as to the rent for the extended term or terms within the first sixty
(60) days of the six-month period, then either party shall be entitled to submit this question to arbitration in accordance with Section 3.3 of this Lease.

                                      ARTICLE 20

OPTION TO RENT ADDITIONAL SPACE

         Section 20.1 Lessee shall have the option to lease the portions of the Building known as Suites 101, 102 and 103 for a term beginning September 1, 1978 and expiring on the expiration of the term of this Lease or any extension thereof. Such option shall be exercised by notice in writing to Lessor no later than January 1, 1978. The rent for the additional space shall be the fair market rental value as of the time of commencement of the term thereof. The parties shall endeavor to agree upon the fair market value. If the parties shall be unable to agree between themselves as to the rent for the additional space by March 1, 1978, then either party shall be entitled to submit the question for arbitration in accordance with Section 3.3 of this Lease.

                                      ARTICLE 21

ESTOPPEL CERTIFICATE

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         Section 21.1   Lessee and Lessor shall, at any time and from time to
time upon not less than ten (10) days' prior request by the other party, execute, acknowledge and deliver to Lessor or Lessee, as the case may be, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the same is in full force and effect as modified and stating the modifications) and, if so, the dates to which the fixed rent and any other charges have been paid in advance, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or encumbrancer (including assignees) of the Premises.

                                      ARTICLE 22

MEMORANDUM OF LEASE

         Section 22.1 Each party agrees upon the request of the other to enter upon a Memorandum of Lease suitable for recording containing a reference of this Lease, description of the Premises and the term of this Lease.

                                      ARTICLE 23

SIGNS

         Section 23.1 Lessee may erect signs similar to those used in its other branches in Southern California, provided they shall be in compliance with all applicable laws and regulations.

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                                      ARTICLE 24

SUCCESSORS

         Section 24.1 This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their assigns, heirs, successors and personal representatives.

                                      ARTICLE 25

DESCRIPTIVE HEADINGS

         Section 25.1 The descriptive headings of this Lease are inserted for convenience in reference only and do not in any way limit or amplify the terms and provisions of this Lease.

         IN WITNESS WHEREOF, Lessor and Lessee have executed and delivered this Lease the day and year first above written.

BANK OF AMERICAN NATIONAL              ATLANTIC CONTINENTAL COMPANY
TRUST & SAVINGS ASSOCIATION

s/M.T. Barker/                         s/Jerome J. Hoffman/
- ----------------------------           ----------------------------
M.T. Barker, Assistant Vice            Jerome J. Hoffman
President

s/ E. Sutherland/
- ----------------------------           ESTATE OF RUDY BRUNER, DEC'D
E. Sutherland, Assistant
Secretary
                                       s/Martin C. Barell/
                                       ----------------------------
                                       Martin C. Barell

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                                     EXHIBIT "B"

All that certain land situated in the State of California, County of Orange, described as follows:

Parcel 1:

Lot 4, Tract No. 6106 in the County of Orange, State of California, as per map recorded in book 232, pages 6 through 10 of Miscellaneous Maps, in the office of the County Recorder of said County.

Except therefrom that portion thereof following described as follows:

Beginning at the intersection of the centerline of said El Toro Road and the centerline of said Paseo de Valencia; thence South 02DEG. 25' 25" East, 511.89 feet along the centerline of said Paseo de Valencia; thence South 87DEG. 34' 35" East, leaving said centerline 207.00 feet to the true point of beginning; thence North 87DEG. 34' 35" West 100.00 feet to the Easterly line of Ronda Del Rossmoor, as shown on the map of Tract No. 6106, recorded in book 232, pages 6 to 10, inclusive of Miscellaneous Maps, records of said County, thence along said Easterly line North 02DEG. 25' 25" East 205.78 feet to a tangent curve concave Southeasterly having a radius of 47.00 feet; thence Northeasterly and Easterly along said curve through a central angle of 87DEG. 34' 35" a distance of 71.84 feet to a tangent line; thence East along said tangent line, 223.49 feet to a tangent curve concave Southwesterly having a radius of 104.00 feet; thence Southeasterly along said curve through a central angle of 17DEG. 52' 34" an arc distance of 30.00 feet; thence South to a line that bears South 45DEG. 00' 00" West and passes through the true point of beginning; thence Southwesterly along said last mentioned line to the true point of beginning.

Except any portion of Lots B and C of said Tract No. 6106 adjoining said Lot 4.

Parcel 2:

A non-exclusive easement for ingress and egress over and across the following described land: That portion of Lot C of Tract No. 6106 in the County of Orange, State of California, as per map recorded in book 232, pages 6 to 10 inclusive of Miscellaneous Maps, in the office of the County Recorder of said County, lying Southwesterly of the Southeasterly prolongation of the tangent portion of the Southwesterly line of Lot 3 in said Tract No. 6106 together with that portion of Lot B of said Tract No. 6106, included within a strip of land
44.00 feet wide, the Southwesterly, Southerly, Easterly, and Northeasterly line of

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which is coincidental with the lot line of Lot 4 in said tract No. 6106.

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                                     EXHIBIT "A"

                                      Plot Plan

                                 Basement Floor Plan

                                          59